                              AMENDED AND RESTATED


                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF

                          AMERIGAS EAGLE PROPANE, L.P.

                    (FORMERLY KNOWN AS COLUMBIA PROPANE, L.P.

                           AND NATIONAL PROPANE, L.P.)
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                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

1.1    Definitions ....................................................................       1
1.2    Construction ...................................................................       9

                                   ARTICLE II

                                  Organization

2.1    Formation; Continuation ........................................................       9
2.2    Name ...........................................................................       9
2.3    Registered Office; Registered Agent; Principal Office; Other Offices ...........       9
2.4    Purpose and Business ...........................................................      10
2.5    Powers .........................................................................      10
2.6    Power of Attorney ..............................................................      10
2.7    Term ...........................................................................      12
2.8    Title to Partnership Assets ....................................................      12

                                   ARTICLE III

                         Rights of the Limited Partners

3.1    Limitation of Liability ........................................................      12
3.2    Management of Business .........................................................      12
3.3    Rights of Limited Partners Relating to the Partnership .........................      13
3.4    Outside Activities of the Limited Partners .....................................      14

                                   ARTICLE IV

                          Transfer of Partner Interests

4.1    Transfer Generally .............................................................      14
4.2    Transfer of General Partner Partner Interest ...................................      14
4.3    Transfer of Limited Partner Partner Interests ..................................      14
4.4    Restrictions of Transfers ......................................................      15
4.5    Put and Call Transactions Involving Special Limited Partner Partner Interests ..      15
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
                                    ARTICLE V

                       Contributions and Initial Transfers

5.1    Initial Contributions ..........................................................      16
5.2    Contributions Pursuant to the Purchase Agreement ...............................      17
5.3    Additional Capital Contributions ...............................................      17
5.4    Interest and Withdrawal ........................................................      18
5.5    Capital Accounts ...............................................................      18
5.6    Loans from Partners ............................................................      20
5.7    Limited Preemptive Rights ......................................................      20
5.8    Fully Paid and Non-Assessable Nature of Limited Partner Partner Interests ......      21

                                   ARTICLE VI

                          Allocations and Distributions

6.1    Allocations for Capital Account Purposes .......................................      21
6.2    Allocations for Tax Purposes ...................................................      25
6.3    Distributions ..................................................................      27

                                   ARTICLE VII

                      Management and Operation of Business

7.1    Management .....................................................................      27
7.2    Certificate of Limited Partnership .............................................      29
7.3    Restrictions on Managing General Partner's Authority ...........................      29
7.4    Reimbursement of the General Partners ..........................................      30
7.5    Outside Activities .............................................................      30
7.6    Loans from the General Partners; Loans or Contributions from the
       Partnership; Contracts with Affiliates; Certain Restrictions
       on the General Partners ........................................................      31
7.7    Indemnification ................................................................      32
7.8    Liability of Indemnitees .......................................................      34
7.9    Resolution of Conflicts of Interest ............................................      34
7.10   Other Matters Concerning the Managing General Partner ..........................      35
7.11   Reserved .......................................................................      36
7.12   Reliance by Third Parties ......................................................      36

                                  ARTICLE VIII

                     Books, Records, Accounting and Reports

8.1    Records and Accounting .........................................................      37
8.2    Fiscal Year ....................................................................      37
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                                      -ii-
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
                                   ARTICLE IX

                                   Tax Matters

9.1    Preparation of Tax Returns .....................................................      37
9.2    Tax Elections ..................................................................      37
9.3    Tax Controversies ..............................................................      38
9.4    Withholding ....................................................................      38

                                    ARTICLE X

                              Admission of Partners

10.1   Admission of the General Partners and Limited Partners .........................      38
10.2   Admission of Substituted Limited Partners ......................................      38
10.3   Admission of Successor or Transferee General Partners ..........................      39
10.4   Admission of Additional Limited Partners .......................................      39
10.5   Amendment of Agreement and Certificate of Limited Partnership ..................      39

                                   ARTICLE XI

                        Withdrawal or Removal of Partners

11.1   Withdrawal of the General Partners .............................................      40
11.2   Removal of the Managing General Partner ........................................      41
11.3   Interest of Departing Partner and Successor General Partner ....................      41
11.4   Withdrawal of the Limited Partner ..............................................      42

                                   ARTICLE XII

                           Dissolution and Liquidation

12.1   Dissolution ....................................................................      42
12.2   Continuation of the Business of the Partnership After Dissolution ..............      43
12.3   Liquidator .....................................................................      44
12.4   Liquidation ....................................................................      44
12.5   Cancellation of Certificate of Limited Partnership .............................      45
12.6   Return of Capital Contributions ................................................      45
12.7   Waiver of Partition ............................................................      45
12.8   Capital Account Restoration ....................................................      45
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
                                  ARTICLE XIII

                       Amendment of Partnership Agreement

13.1   Amendment Procedure ............................................................      46
13.2   Limitation .....................................................................      46

                                   ARTICLE XIV

                                     Merger

14.1   Authority ......................................................................      46
14.2   Procedure for Merger or Consolidation ..........................................      46
14.3   Approval by Class A Limited Partners of Merger or Consolidation ................      47
14.4   Certificate of Merger ..........................................................      48
14.5   Effect of Merger ...............................................................      48

                                   ARTICLE XV

                               General Provisions

15.1   Addresses and Notices ..........................................................      48
15.2   References .....................................................................      48
15.3   Further Action .................................................................      49
15.4   Binding Effect .................................................................      49
15.5   Integration ....................................................................      49
15.6   Creditors ......................................................................      49
15.7   Waiver .........................................................................      49
15.8   Counterparts ...................................................................      49
15.9   Applicable Law .................................................................      49
15.10  Invalidity of Provisions .......................................................      50
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                                      -iv-

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                            OF NATIONAL PROPANE, L.P.

         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF National Propane, L.P. dated as of July 19, 1999 is entered into by and among CP Holdings, Inc., a Delaware corporation, as the Managing General Partner, Columbia Propane, L.P., a Delaware limited partnership as a Class A Limited Partner, and National Propane Corporation, a Delaware corporation, as the Special Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1      DEFINITIONS.

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the allocated losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith, the "Adjusted Capital Account" of a Partner in respect of a general partner interest or any other specified interest in the Partnership shall be the amount which such adjusted capital account would be if such general partner interest or other interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such general partner interest or other interest was first issued.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(1) or 5.5(d)(ii).

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with (either directly or indirectly), the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

         "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Managing General Partner using such reasonable method of valuation as it may adopt, but subject to the Purchase Agreement. The Managing General Partner shall, in its discretion but consistent with the Purchase Agreement, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

         "Agreement" means this Amended and Restated Agreement of Limited Partnership of National Propane, L.P., as it may be amended, supplemented or restated from time to time.

         "Assignee" means a Person to whom a limited partner interest has been transferred in a manner permitted under this Agreement but who has not been admitted as a Substituted Limited Partner.

         "Audit Committee" means a committee of the Board of Directors of the Managing General Partner composed entirely of two or more directors who are neither officers, directors or employees of the Managing General Partner or any Affiliate of the Managing General Partner.

         "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date,

                  (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from borrowings for working capital purposes, in each case subsequent to the end of such Quarter, less

                  (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Managing General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures) subsequent to such Quarter, or (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any member of the Partnership Group is a party or by which it is bound or its assets are subject; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Managing General Partner so determines.

         Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

         "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date, A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of New York or Virginia shall not be regarded as a Business Day.

         "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.5.

         "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement.

         "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, in each case, as of the time of determination and adjusted in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value, as deemed appropriate by the Managing General Partner.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

         "Class A Limited Partner" means Columbia Propane, L.P. and its successors and permitted assigns as Class A Limited Partners of the Partnership, and any other Person that after the date hereof is admitted to the Partnership as a Class A Limited Partner.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Committed Capital" means (a) with respect to the Managing General Partner, the MLP and the Special Limited Partner (or any successor thereto), the amounts provided on Schedule A, adjusted to reflect any additional Capital Contributions to the Partnership made by such Person and any distributions to such Partner of any portion of such Partner's Capital Contribution or any amount provided on Schedule A, in each case made after July 19, 1999 and (b) with respect to any Partner other than Managing General Partner, the MLP and the Special Limited Partner (or any successor thereto), Such Partner's aggregate Capital Contributions reduced by any distributions to such Partner of any portion of such Partner's Capital Contributions. For purposes of this definition, distributions shall be characterized as a return of a Partner's Capital Contributions or any amount provided on Schedule A only to the extent the aggregate distributions made to such Partner (or any predecessor) exceeds the aggregate Net Income allocated to such Partner (or any predecessor) pursuant to Article VI hereunder.

         "Contributed Property" means each item of property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

         "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(ix).

         "Debt Indemnity" has the meaning set forth in Section 9.2(a) of the Purchase Agreement.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. ss. 17-101, et seq., as amended, Supplemented or restated from time to time, and any successor to such statute.

         "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

         "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

         "Effective Tax Rate" has the meaning set forth in Section 5.2 of the Purchase Agreement.

         "Event of Withdrawal" has the meaning assigned to such term in Section 11.1.

         "General Partners" means the Managing General Partner and any other Person that after the date hereof is admitted to the Partnership as a general partner.

         "Group Member" means a member of the Partnership Group.

         "Indemnified Debt" has the meaning set forth in Section 9.2(a) of the Purchase Agreement.

         "Indemnitee" means (a) each General Partner, any Departing Partner and any Person who is or was an Affiliate of one of the General Partners or any Departing Partner, (b) any Person who is or was after the date hereof a director, officer, employee, agent or trustee of the Partnership, the MLP or any Subsidiary, (c) any Person who is or was after the date hereof a director, officer, employee, agent or trustee of any General Partner or any Departing Partner or any such Affiliate, and (d) any Person who is or was after the date hereof serving at the request of any General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, partner, agent, fiduciary or trustee of another Person, provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

         "Limited Partner" means the Class A Limited Partner, the Special Limited Partner and any other Person that is admitted to the Partnership as a limited partner of any class pursuant to the terms and conditions of this Agreement, but the term Limited Partner shall not include any Person from and after the time such Person withdraws as a Limited Partner from the Partnership.

         "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the Class A Limited Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

         "Liquidator" means one or more Persons selected by the Managing General Partner to perform the functions described in Section 12.3.

         "Managing General Partner" means CP Holdings, Inc., a Delaware corporation, and its successors and permitted assigns as Managing General Partner of the Partnership and any other Person that after the date hereof holds an interest as managing general partner in the Partnership.

         "Merger Agreement" has the meaning assigned to such term in Section
14.1.

         WLP" means Columbia Propane, L.P., a Delaware limited partnership.

         WLP Agreement" means the Agreement of Limited Partnership of the MLP, dated as of March 30, 1999.

         "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

         "Net Income" means, for any taxable year, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net

Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

         "Net Loss" means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

         "Net Termination Gain" means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain, loss or deduction specially allocated under Section 6.1(d).

         "Net Termination Loss" means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.5(b) and shall not include any items of income, gain, loss or deduction specially allocated under Section 6.1(d).

         "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described. in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

         "OLP Subsidiary" means a Subsidiary of the Partnership.

         "Opinion of Counsel" means a written opinion of counsel (who may be regular inside or outside counsel to the Managing General Partner or any Affiliate of the Managing General Partner) acceptable to the Managing General Partner in its reasonable discretion.

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

         "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

         "Partners" means the General Partners and the Limited Partners.

         "Partnership" means National Propane, L.P., a Delaware limited partnership, and any successors thereto.

         "Partnership Group" means the Partnership and the OLP Subsidiaries, treated as a single consolidated entity.

         "Partner Interest" means the interest of a Partner in the Partnership.

         "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

         "Percentage Interest" means the percentage interest in the Partnership held by a Partner, expressed as a percentage, arrived at by dividing the aggregate Committed Capital of such Partner (or any predecessor) at such time by the aggregate Committed Capital of all the Partners (or any predecessors) at such time.

         "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

         "Purchase Agreement" means the Purchase Agreement dated as of April 5, 1999, by and among the MLP, the Managing General Partner, Columbia Propane Corporation, a Delaware corporation, National Propane Partners, L.P., a Delaware limited partnership, the Special Limited Partner, National Propane SGP, Inc., a Delaware corporation and Triarc Companies, Inc., a Delaware corporation.

         "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iii), 6.1(d)(iv), 6.1(d)(v),
6.1(d)(vi) or 6.1(d)(viii).

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

         "Special Approval" means approval by a majority of the members of the Audit Committee.

         "Special Limited Partner" means National Propane Corporation and its successors and permitted assigns as Special Limited Partner of the Partnership.

         "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the Partner Interests of such partnership (considering all of the Partner Interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

         "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

         "Transfer" has the meaning assigned to such term in Section 4.1(a).

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

         "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

         "Withdrawal Opinion of Counsel" has the meaning assigned to such term in Section 11.1(b).

         1.2      CONSTRUCTION.

         Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement, and (c) "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                   ARTICLE II

                                  ORGANIZATION

         2.1      FORMATION; CONTINUATION.

         The Partnership was formed as a Delaware limited partnership as of March 16, 1996, pursuant to the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware, and the parties hereby agree to continue the Partnership as a limited partnership under the Delaware Act. The Managing General Partner, the MLP and the Special Limited Partner hereby amend and restate in its entirety the amended Agreement of Limited Partnership of National Propane, L.P. dated as of July 2, 1996, as previously amended and supplemented. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partner Interests shall constitute personal property of the owner thereof for all purposes. Pursuant to this amendment and restatement, the existing limited partner interests in the Partnership have been reclassified into two separate classes, the Class A Limited Partner Partner Interests and the Special Limited Partner Partner Interests, having such relative rights, powers and duties as this Agreement provides.

         2.2      NAME.

         The name of the Partnership shall be "National Propane, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Managing General Partner, including, in its sole discretion, the name of the Managing General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

         2.3      REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER
                  OFFICES.

         Unless and until changed by the Managing General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corporation System. The principal office of the Partnership shall be located at 9200 Arboretum Parkway, Suite 140, Richmond, Virginia 23235 or such other place as the Managing General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the Managing General Partner shall be 9200 Arboretum Parkway, Suite 140, Richmond, VA 23235 or such other place as the Managing General Partner may from time to time designate by notice to the Limited Partners.

         2.4      PURPOSE AND BUSINESS.

         The purpose and nature of the business to be conducted by the Partnership shall be to (a) manage and operate the assets of the Partnership and any similar assets or properties, and to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any type of business or activity engaged in by the Partnership prior to the date hereof and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing General Partner and which may lawfully be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity and (c) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to any Group Member, the MLP or any Subsidiary of the MLP. The Managing General Partner and its Affiliates have no obligation or duty to the Partnership, the Limited Partners, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

         2.5      POWERS.

         The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

         2.6      POWER OF ATTORNEY.

                  (a) Each of the Limited Partners hereby constitutes and appoints the Managing General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

                  (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this

         Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the Managing General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other Jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the Managing General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Managing General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII, (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partner Interests, and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

                  (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Managing General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the Managing General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when the approval of the Class A Limited Partners is required by any provision of this Agreement or the approval of the Special Limited Partner is required by Section 13.2, the Managing General Partner or the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners is obtained.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of the Limited Partners and the transfer of all or any portion of the Limited Partners' Partner Interest and shall extend to the Limited Partners' heirs, successors, assigns and personal representatives. The Limited Partners hereby agree to be bound by any representation made by the Managing General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and the Limited Partners hereby waive, to the maximum extent permitted by law, any and all defenses that may be available to contest, negate or disaffirm the action of the Managing General Partner or the Liquidator taken in good faith under such power of attorney. The Limited Partners shall execute and deliver to the Managing General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Managing General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

         2.7      TERM.

         The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2080, or until the earlier termination of the Partnership in accordance with the provisions of
Article XII.

         2.8      TITLE TO PARTNERSHIP ASSETS.

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof Title to any or all of the Partnership assets may be held in the name of the Partnership, the Managing General Partner, one or more of its Affiliates or one or more nominees, as the Managing General Partner may determine. The Managing General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the Managing General Partner, one or more of its Affiliates or one or more nominees shall be held by the Managing General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the Managing General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing General Partner or as soon thereafter as practicable, the Managing General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Managing General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                  ARTICLE III

                         RIGHTS OF THE LIMITED PARTNERS

         3.1      LIMITATION OF LIABILITY.

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

         3.2      MANAGEMENT OF BUSINESS.

         No Limited Partner (other than the Managing General Partner, or any of its Affiliates or any officer, director, employee, partner, agent or trustee of the Managing General Partner or any of its Affiliates, or any officer, director, employee or agent of a Group Member, in its capacity as such, if such Person shall also be a Limited Partner) shall participate in the operation, management or control (within the meaning of Section 17-303(a) of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the

Managing General Partner or any officer, director, employee, partner, agent or trustee of the Managing General Partner or any of its Affiliates, or any officer, member of the board of directors, employee or agent of a Group Member, the NILP or any Subsidiary of the MLP, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement.

3.3      RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP.

                  (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.3(b), and subject to such reasonable standards (including standards governing what information and documents are to be furnished, at what time and location) as may be established by the Managing General Partner consistent with applicable law, each of the Limited Partners shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable demand and at the Limited Partner's own expense:

                  (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership,

                  (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

                  (iii) to have furnished to it, a current list of the name and last known business residence or mailing address of each Partner;

                  (iv) to have furnished to it, a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

                  (v) to obtain information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

                  (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

                  (b) The Managing General Partner may keep confidential from any or all of the Limited Partners and Assignees, for such period of time as the Managing General Partner deems reasonable, (i) any information that the Managing General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing General Partner in good faith believes (A) is not in the best interests of the MLP or the Partnership Group, (B) could damage the MLP or the Partnership Group or its business or (C) that the MLP or any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates the primary purpose of which is to circumvent the obligations set forth in this Section 3.3).

                  (c) Except as required by law or with the written consent of the Managing General Partner, each Limited Partner shall keep confidential and not disclose to any third party any information provided to it under this Agreement or under law.

         3.4      OUTSIDE ACTIVITIES OF THE LIMITED PARTNERS.

         Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group.

                                   ARTICLE IV

                          TRANSFER OF PARTNER INTERESTS

         4.1      TRANSFER GENERALLY.

                  (a) The term "transfer," when used in this Agreement with respect to a Partner Interest, shall be deemed to refer to a transaction by which a Partner assigns its Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

                  (b) No Partner Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
Article IV. Any transfer or purported transfer of a Partner Interest not made in accordance with this Article IV shall be null and void.

                  (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any shareholder of a General Partner of any or all of the issued and outstanding capital stock of a General Partner.

         4.2      TRANSFER OF GENERAL PARTNER PARTNER INTEREST.

         A General Partner may transfer all or any part of its Partner Interest as the General Partner of the Partnership to any Person and the Limited Partners hereby expressly consent to any such transfer.

         4.3      TRANSFER OF LIMITED PARTNER PARTNER INTERESTS.

         Any Class A Limited Partner may transfer any or all of its Partner Interest as a limited partner of the Partnership to any Person and following any such transfer such Person may become a Substituted Limited Partner pursuant to
Article X. Without the prior written consent of the Managing General Partner, the Special Limited Partner may not transfer any part of its Partner Interest, other that as set forth in Section 4.5; provided that notwithstanding the foregoing, the Special Limited Partner may transfer all, but not less than all, of its Partner Interest to any affiliate of the Special Limited Partner, and for this purpose only "affiliate" shall have the meaning assigned to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

         4.4      RESTRICTIONS ON TRANSFERS.

                  (a) Notwithstanding any other provision of this Article IV, no transfer of any Partner Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

                  (b) The Managing General Partner may impose restrictions on the transfer of Partner Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership's or the MLP's becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Managing General Partner may determine to be necessary or appropriate to impose such restrictions.

         4.5 PUT AND CALL TRANSACTIONS INVOLVING SPECIAL LIMITED PARTNER PARTNER INTERESTS.

                  (a) At any time, the Special Limited Partner may require, upon 30 days prior written notice to the Managing General Partner and the Partnership, that the Partnership purchase all (but not less than all) of the Special Limited Partner's Partner Interest; provided that as a condition to the obligation of the Partnership to purchase such Special Limited Partner's Partner Interest, (i) the Special Limited Partner must deliver good and valid title to the Special Limited Partner's Partner Interest, free and clear of all liens, claims and other encumbrances and (ii) any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or otherwise, shall have expired or been terminated. The Partnership may elect to have an Affiliate make such purchase. The purchase price shall consist of cash in an amount equal to the fair market value of the Special Limited Partner's Partner Interest as of the date of the notice, determined by a nationally recognized independent appraiser or investment banking firm selected by the Managing General Partner. Any payment pursuant to this paragraph shall be made by wire transfer of immediately available funds no later than 30 days after the date of such notice. The Partnership shall not be obligated to purchase the Special Limited Partner's Partner Interest unless the Special Limited Partner delivers good and valid title to the Special Limited Partner's Partner Interest, free and clear of all liens, claims and other encumbrances.

                  (b) At any time, the Managing General Partner may require, upon 30 days prior written notice to the Special Limited Partner, that the Special Limited Partner sell to the Partnership all (but not less than all) of the Special Limited Partner's Partner Interest in consideration of (i) the payment of the cash price as provided in Section 4.5(a), and (ii) an additional amount in cash, if such sale is consummated prior to July 19, 2009, equal to (A) any incremental gain realized by the Special Limited Partner resulting from a decrease in its share of

Indemnified Debt, multiplied by (B) a fraction, the numerator of which is the Effective Tax Rate and the denominator of which is one minus the Effective Tax Rate. Such purchase shall be effected no later than 30 days after the date of the notice. Any payment pursuant to this paragraph shall be made by wire transfer of immediately available funds no later than 30 days after the date of such notice, subject to the prior expiration or termination of any applicable waiting periods under the HSR Act or otherwise. The Special Limited Partner shall deliver good and valid title to the Special Limited Partner Partner Interest free and clear of all liens, claims and other encumbrances in the event this call right is exercised.

                                   ARTICLE V

                       CONTRIBUTIONS AND INITIAL TRANSFERS

         5.1      INITIAL CONTRIBUTIONS.

                  (a) In connection with the formation of the Partnership under the Delaware Act and pursuant to an Agreement of Limited Partnership dated March 15, 1996 and an Amended Agreement of Limited Partnership dated June 21, 1996,
(i) the Special Limited Partner and National Propane SGP, Inc., each made a Capital Contribution to the Partnership in the aggregate amount of $20.96 in exchange for a 2.0956% interest in the Partnership and each was admitted as a general partner of the Partnership, (ii) National Propane Partners, L.P. made a net Capital Contribution to the Partnership in the amount of $.01 in exchange for a .0001% interest in the Partnership and was admitted as a limited partner of the Partnership and (iii) the Special Limited Partner and National Propane SGP, Inc. contributed an aggregate $958.07 in exchange for a 95.8087% limited partner interest in the Partnership. The Special Limited Partner received a managing general partner interest and National Propane SGP, Inc. received a non-managing general partner interest.

                  (b) On July 2, 1996;

                  (i) The Special Limited Partner and National Propane SGP, Inc. conveyed substantially all of their assets to the Partnership. In exchange, the Partnership (A) increased the general partner interests of the Partnership so that each of the Special Limited Partner and National Propane SGP, Inc. had a 2.2648% general partner interest in the Partnership, (B) decreased the limited partner interests of the Partnership so that the Special Limited Partner and National Propane SGP, Inc. had a combined 95.4703% limited partner interest in the Partnership and (C) assumed certain liabilities.

                  (ii) The Special Limited Partner and National Propane SGP, L.P., thereafter conveyed all their limited partner interest in the Partnership to National Propane Partners, L.P., in exchange for the interests received pursuant to Section 5.2 of the Amended and Restated Agreement of Limited Partnership of National Propane Partners, L.P. dated as of July 2, 1996.

                  (iii) After the Partnership utilized approximately $62.2 million received pursuant to Section 5.1(b)(i) above to repay a portion of the indebtedness assumed in Section 5.1(b)(ii) above, National Propane Partners, L.P. contributed approximately

         $118.2 million to the Partnership. As a result of these conveyances, National Propane Partners, L.P. received an additional limited partner interest in the Partnership so that its aggregate limited partner interest in the Partnership was 97.9798% and the Special Limited Partner and National Propane SGP, Inc. each had a 1.0101% general partner interest in the Partnership.

         5.2      CONTRIBUTIONS PURSUANT TO THE PURCHASE AGREEMENT.

                  (a) On July 19, 1999, pursuant to the Purchase Agreement, the Special Limited Partner caused (i) National Propane Partners, L.P. to redeem (A) all 1.0% of the unsubordinated general partner interests in National Propane Partners, L.P. owned by National Propane SGP, Inc. in exchange for the simultaneous distribution to National Propane SGP, Inc. of a 0.9798% limited partner interest in the Partnership, (B) all 4,533,638 outstanding units representing subordinated general partner interests in National Propane Partners, L.P. and all incentive distribution rights representing general partner interests in National Propane Partners, L.P. owned by the Special Limited Partner in exchange for the simultaneous distribution to the Special Limited Partner of a 22.6351% limited partner interest in the Partnership and
(C) all 1.0% of the unsubordinated general partner interests in National Propane Partners, L.P. owned by the Special Limited Partner (other than a general partner interest valued at $1,000, which was subsequently purchased by the Managing General Partner for $1,000) in exchange for the simultaneous distribution to the Special Limited Partner of a 0.9798% limited partner interest in the Partnership, and immediately thereafter, (ii) the Partnership to redeem all of the units representing limited partner interests in the Partnership owned by the Special Limited Partner other than a 1.0% limited partner interest (inclusive of the interest in (C) above) in exchange for the simultaneous assignment and distribution to the Special Limited Partner of the promissory note in the original amount of $40,700,000, the principal amount of which (at the time of the assignment and distribution referred to in this clause
(ii)) will be $15,816,280, issued by Triarc Companies, Inc. to the order of the Partnership.

                  (b) Immediately thereafter, (i) the MLP purchased all of the limited partner interests in the Partnership owned by National Propane SGP, Inc. for an aggregate consideration of $686,000, and (ii) the Managing General Partner purchased (A) all of the general partner interests in the Partnership owned by National Propane SGP, Inc. for an aggregate consideration of $707,000, and (B) all of the general partner interests in the Partnership owned by the Special Limited Partner (other than a general partner interest valued at $ 1,000, which was subsequently purchased by the Managing General Partner for $1,000) for an aggregate consideration of $706,000. As contemplated by the Purchase Agreement, pursuant to this Agreement, the 1.0% limited partner interest referred to above has been converted into the Special Limited Partner Partner Interest.

         5.3      ADDITIONAL CAPITAL CONTRIBUTIONS.

         The Special Limited Partner may, but shall not be obligated to, make additional Capital Contributions from time to time to the Partnership in order to maintain its Percentage Interest at 1.0%. Except as provided in the immediately preceding sentence, no Limited Partner shall be entitled to make additional Capital Contributions to the Partnership without prior written consent of the Managing General Partner. The Managing General Partner may make additional Capital Contributions to the Partnership at any time.

         5.4      INTEREST AND WITHDRAWAL.

         No interest shall be paid by the Partnership on Capital Contributions, and no Partner shall be entitled to withdrawal or return of any part of its Capital Contributions or to receive any distribution from the Partnership, except as provided in Articles VI, XI and XII.

         5.5      CAPITAL ACCOUNTS.

                  (a) The Partnership shall maintain for each Partner owning a Partner Interest a separate Capital Account with respect to such Partner Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partner Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partner Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or the Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partner Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partner Interest pursuant to Section 6.1.

                  (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                  (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the Managing General Partner) of all property owned by any OLP Subsidiary that is classified as a partnership for federal income tax purposes.

                  (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partner Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

                  (iii) Except as otherwise provided in Treasury Regulation
         Section 1.704-1(b)(2)(iv)(m), the computation or all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-2(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

                  (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                  (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Managing General Partner may adopt.

                  (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to
         Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

                  (c) A transferee of a Partner Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partner Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties, liabilities and the Capital Accounts shall be treated as mandated by Treasury Regulations issued pursuant to Sections 708 and 704 of the Code, as amended. The Capital Accounts of such new Partnership shall be maintained in accordance with the principles of this Section 5.5.

                  (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partner Interests for cash or Contributed Property, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or

Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1(c). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partner Interests shall be determined by the Managing General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Managing General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partner Interests of all Partners at such time. The Managing General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

         (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partner Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1(c). In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

         5.6      LOANS FROM PARTNERS.

         Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

         5.7      LIMITED PREEMPTIVE RIGHTS.

         Except as provided in Section 5.3, no Person shall have preemptive, preferential or other similar fights with respect to (a) additional Capital Contributions; (b) issuance or sale of any class or series of Partner Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partner Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partner Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

         5.8 FULLY PAID AND NON-ASSESSABLE NATURE OF LIMITED PARTNER PARTNER INTERESTS.

         All Limited Partner Partner interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Partner Interests in the Partnership, except as such non-accessibility may be affected by Section 17-607 of the Delaware Act.

                                   ARTICLE VI

                          ALLOCATIONS AND DISTRIBUTIONS

         6.1      ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

                  (a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable year (or portion thereof) and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year (or portion thereof) shall be allocated as follows:

                  (i) First, 100% to the General Partners, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to the General Partners pursuant to this Section 6.1(a)(i) for the current taxable year (or portion thereof) and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partners pursuant to Section 6.1(b)(ii) for all previous taxable years;

                  (ii) Second, 100% to the General Partners and the Limited Partners, in accordance with their respective Percentage Interests.

                  (b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable year (or portion thereof) and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable year (or portion thereof) shall be allocated as follows:

                  (i) First, 100% to the General Partners and the Limited Partners, in accordance with their respective Percentage interests; provided, that Net Losses shall not be allocated pursuant to this
         Section 6.1(b)(i) to the extent that such allocation would cause a Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account) greater than the amount it is obligated to restore;

                  (ii) Second, the balance, if any, 100% to the General Partners, in accordance with their respective Percentage Interests.

                  (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
6.1 and after all distributions provided under Section 6.3(a) have been made with respect to the taxable period ending on or before the Liquidation Date, provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

                  (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), Such Net Termination Gain shall be allocated between the General Partners and the Limited Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                           (A) First, to each Partner having a deficit balance
                  in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and

                           (B) Second, 100% to the General Partners and the
                  Limited Partners in accordance with their respective Percentage Interests.

                  (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), Such Net Termination Loss shall be allocated to the Partners in the following manner (and the Capital Accounts of the Partners shall be decreased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                           (A) First, 100% to the General Partners and the
                  Limited Partners in proportion to, and to the extent of the positive balances in their respective Capital Accounts; and

                           (B) Second, the balance, if any, 100% to the General
                  Partners, in accordance with their respective Percentage interests.

                  (d) Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable year (or portion thereof):

                  (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-20)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
         Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
         Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated tinder Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or (ii).

                  (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and
         (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible, provided, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

                  (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Managing General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Managing General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                  (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

                  (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                  (ix) Curative Allocation.

                           (A) Notwithstanding any other provision of this
                  Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account pursuant to this Section 6.1(d)(ix) except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account pursuant to this Section 6.1(d)(ix) except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the Managing General Partner reasonably determines that Such allocations will otherwise be inconsistent with the economic Agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                           (B) The Managing General Partner shall have
                  reasonable discretion, with respect to each taxable period, to
                  (1) apply the provisions of Section 6.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

         6.2      ALLOCATIONS FOR TAX PURPOSES.

                  (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

                  (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                  (i) (A) in the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution, and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
         Section 6.1.

                  (ii) (A) In the case of an Adjusted Property, such items shall
         (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to
         Section 5.5(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A), and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
         Section 6.1.

                  (iii) The Managing General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

                  (c) The Managing General Partner shall have sole discretion to
(i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions, (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code. The Managing General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, and if such allocations are consistent with the principles of
Section 704 of the Code.

                  (d) The Managing General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-1(a)(6) or the legislative history of Section 197 of the Code or Proposed Treasury Regulation Section 1.197-2(g)(3)).

                  (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this
Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                  (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership, provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

                  (g) The Managing General Partner may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partner Interest as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

         6.3      DISTRIBUTIONS.

                  (a) Distribution of Available Cash in any Quarter shall be made to the Partners at the times and in the aggregate amounts determined by the Managing General Partner in its sole discretion. Except as provided in Section 6.3(c), all distributions of Available Cash shall be made to the Partners in accordance with their respective Percentage Interests. No distribution of cash shall be made if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

                  (b) The Managing General Partner may elect in any Quarter to distribute to any Partner any property other than cash held by the Partnership in the aggregate amount determined by the Managing General Partner in its sole discretion, provided, however, the Managing General Partner may not without the consent of the Special Limited Partner distribute any cash or other property held by the Partnership to the Special Limited Partner pursuant to this Section 6.3(b) if such distribution would reduce the Special Limited Partner's Percentage Interest below 1.0%; provided further, no distribution pursuant to this Section 6.3(b) may be made in any Quarter in which the Liquidation Date occurs or any following Quarter.

                  (c) In the event of the dissolution and liquidation of the Partnership, all distributions of cash or any other property shall be made solely in accordance with, and subject to the terms and conditions of, Section 12.4.

                  (d) The Managing General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

                                  ARTICLE VII

                      MANAGEMENT AND OPERATION OF BUSINESS

         7.1      MANAGEMENT.

                  (a) The Managing General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the Managing General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the Managing General Partner under any other provision of this Agreement, the Managing General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

                  (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

                  (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person;

                  (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group, the lending of funds to other Persons (including the MLP, the General Partners and their Affiliates), the repayment of obligations of the MLP or any member of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

                  (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partners or their assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

                  (vi) the distribution of Partnership cash;

                  (vii) the selection and dismissal of employees (including employees having titles Such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

                  (viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners (including the assets of the Partnership) as it deems necessary or appropriate;

                  (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other relationships;

                  (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and

                  (xi) the Indemnification of any Person against liabilities and contingencies to the extent permitted by law.

                  (b) Notwithstanding any other provision of this Agreement, the MLP Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners agrees that the execution, delivery or performance by the Managing General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement [(including any agreement necessary or desirable in the event that the Partnership, the Class A Limited Partner or any direct or indirect parent seeks to make a public or private offering of interests therein)], shall not constitute a breach by the Managing General Partner of any duty that the Managing General Partner may owe the Partnership or the Limited Partners or the Assignees or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

         7.2      CERTIFICATE OF PARTNERSHIP.

         On March 16, 1990, the Special Limited Partner caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The Managing General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Managing General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the Managing General Partner in its sole discretion to be reasonable and necessary or appropriate, the Managing General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property.

         7.3      RESTRICTIONS ON MANAGING GENERAL PARTNER'S AUTHORITY.

                  (a) The Managing General Partner may not, without written approval of the specific act by the Limited Partners or by other written instrument executed and delivered by the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership or (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose.

                  (b) The Managing General Partner may sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions without the approval of the Limited Partners.

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
         7.4      REIMBURSEMENT OF THE GENERAL PARTNERS.

                  (a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the MLP Agreement, the General Partners shall not be compensated for their services as general partners of the MLP or any Group Member.

                  (b) The General Partners shall be reimbursed on a monthly basis, or such other reasonable basis as the Managing General Partner may determine in its sole discretion, for (i) all direct and indirect expenses that they incur or payments they make on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partners in the discharge of their duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the Managing General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partners by their Affiliates). The Managing General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the Managing General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partners as a result of indemnification pursuant to Section 7.7.

                  (c) The Managing General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices for the benefit of employees of the Managing General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. Expenses incurred by the Managing General Partner in connection with any such plans, programs and practices shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the Managing General Partner under any employee benefit plans, employee programs or employee practices adopted by the Managing General Partner as permitted by this
Section 7.4(c) shall constitute obligations of the Managing General Partner hereunder and shall be assumed by any successor Managing General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the Managing General Partner's Partner Interest as a general partner in the Partnership pursuant to Section 4.2.

         7.5      OUTSIDE ACTIVITIES.

                  (a) The General Partners and their Affiliates shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

                  (b) Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitee in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partners' duty (or any other obligation of any type whatsoever of the General Partners) for any General Partner or for any Affiliate of a General Partner to engage in such business interests and activities in preference to or to the exclusion of the Partnership (including, without limitation, the General Partners and their Affiliates shall have no obligation to present business opportunities to the Partnership).

         7.6 LOANS FROM THE GENERAL PARTNERS; LOANS OR CONTRIBUTIONS FROM THE PARTNERSHIP; CONTRACTS WITH AFFILIATES; CERTAIN RESTRICTIONS ON THE GENERAL PARTNERS.

                  (a) The General Partners or any of their Affiliates may lend to the MLP or any Group Member, and the MLP or any Group Member may borrow from the General Partners or any of their Affiliates, funds needed or desired by the MLP or the Group Member for such periods of time and in such amounts as the Managing General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms'-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending company in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member.

                  (b) The Partnership may lend or contribute to any Group Member, the General Partners or any of their Affiliates and any Group Member, the General Partners or any of their Affiliates may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the Managing General Partner; provided, however, that the Partnership may not charge the Group Member, General Partners or their Affiliates interest at a rate less than the rate that would be charged to the Group Member, the General Partners or any of their Affiliates by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Managing General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

                  (c) The Managing General Partner may itself, or may enter into an Agreement with any of its Affiliates to, render services to a Group Member or to the Managing General Partner in the discharge of its duties as a general partner of the Partnership. Any services rendered to a Group Member by the Managing General Partner (other than services it renders in its capacity as Managing General Partner) or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

                  (d) Any Group Member may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

                  (e) Neither the General Partners nor any of their Affiliates shall sell, transfer or convey any property to, or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.1(a) and 5.1(b), (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

                  (f) The General Partners and their Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partners and their Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation the part of the General Partners or their Affiliates to enter into such contracts.

         7.7      INDEMNIFICATION.

                  (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and ail claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

                  (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

                  (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

                  (d) The Partnership may purchase and maintain (or reimburse the Managing General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partners, their Affiliates and such other Persons as the Managing General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan, excise taxes assessed on an Indemnitee with respect to an employee benefit plan Pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

                  (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

                  (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair (i) the right of any Indemnitee to be indemnified by the Partnership, or (ii) the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         7.8      LIABILITY OR INDEMNITEES.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired Partner Interests, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

                  (b) Subject to its obligations and duties as Managing General Partner set forth in Section 7.1(a), the Managing General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partners shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing General Partner in good faith.

                  (c) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on liability under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         7.9      RESOLUTION OF CONFLICTS OF INTEREST.

                  (a) Unless otherwise expressly provided in this Agreement whenever a potential conflict of interest exists or arises between one of the General Partners or any of its Affiliates, on the one hand, and the Partnership, the MLP, any Partner or any Assignee, on the other, any resolution or course of action by the General Partners or their Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The Managing General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval, (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The Managing General Partner may also adopt a resolution or course of action that has not received Special Approval. The Managing General Partner (including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Managing General Partner (including the Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Managing General Partner (including the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the Managing General Partner, the resolution, action or terms so made, taken or provided by the Managing General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

                  (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Managing General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the Managing General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the Managing General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the Managing General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership, or any Limited Partner. The Managing General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business.

                  (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

                  (d) The Limited Partners hereby authorize the Managing General Partner, on behalf of the Partnership as a partner of a Group Member, to approve actions by the general partner of such Group Member similar to those actions permitted to be taken by the Managing General Partner pursuant to this Section 7.9.

         7.10     OTHER MATTERS CONCERNING; THE MANAGING GENERAL PARTNER.

                  (a) The Managing General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The Managing General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the Managing General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) The Managing General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

                  (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the Managing General Partner to act under this Agreement or any other Agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the Managing General Partner to be in, or not inconsistent with, the best interests of the Partnership.

         7.11     RESERVED.

         7.12     RELIANCE BY THIRD PARTIES.

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Managing General Partner and any officer of the Managing General Partner authorized by the Managing General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Managing General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing General Partner or any such officer or `its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the Managing General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the

Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         8.1      RECORDS AND ACCOUNTING.

         The Managing General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.3(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

         8.2      FISCAL YEAR.

         The fiscal year of the Partnership shall be the calendar year.

                                   ARTICLE IX

                                   TAX MATTERS

         9.1      PREPARATION OF TAX RETURNS.

         The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by the Partners for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

         9.2      TAX ELECTIONS.

                  (a) The Partnership shall have in effect an election under
Section 754 of the Code in accordance with applicable regulations thereunder.

                  (b) The Partnership elected to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in
Section 709 of the Code.

                  (c) Except as otherwise provided herein, the Managing General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

         9.3      TAX CONTROVERSIES.

         Subject to the provisions hereof, the Managing General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith; provided, however, that the Special Limited Partner may exercise the authority and responsibilities provided for in Section 5.2 of the Purchase Agreement. Each Partner agrees to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner to conduct such proceedings.

         9.4      WITHHOLDING.

         Notwithstanding any other provision of this Agreement, the Managing General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may be treated as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

                                   ARTICLE X

                              ADMISSION OF PARTNERS

         10.1     ADMISSION OF THE GENERAL PARTNERS AND LIMITED PARTNERS.

         The Managing General Partner was previously admitted as a General Partner, the MLP was previously admitted as a Limited Partner (and is now the Class A Limited Partner) and the Special Limited Partner was previously admitted as a Limited Partner (and is now the Special Limited Partner).

         10.2     ADMISSION OF SUBSTITUTED LIMITED PARTNERS.

         Any person that is the successor in interest to a Limited Partner as described in Section 4.3 or 4,5 shall be admitted to the Partnership as a Class A Limited Partner or the Special Limited Partner, as applicable, upon (a) furnishing to the Managing General Partner (i) acceptance in form satisfactory to the Managing General Partner of all of the terms and conditions of this Agreement and (ii) such other documents or instruments as may be required to effect its admission as a Limited Partner in the Partnership and (b) obtaining the consent of the Managing General Partner, which consent may be given or withheld in the Managing General Partner's sole discretion, except that the Managing General Partner shall give such consent to an affiliate of the Special Limited Partner who has become a successor in interest pursuant to a transfer permitted by Section 4.3. Such Person shall be admitted to the Partnership as a Class A

Limited Partner or the Special Limited Partner, as applicable, immediately prior to the transfer of the Partner Interest, and the business of the Partnership shall continue without dissolution.

         10.3     ADMISSION OF SUCCESSOR OR TRANSFEREE GENERAL PARTNERS.

         A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of a General Partner's Partner Interest as a general partner in the Partnership pursuant to Section 4.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 11.3, if applicable, be admitted to the Partnership as a General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner's Partner Interest as a general partner in the Partnership pursuant to
Section 4.2, provided, however, that no such successor shall be admitted to the Partnership until such successor has executed and delivered such documents or instruments as may be required, in the discretion of the Departing Partner, to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

         10.4     ADMISSION OF ADDITIONAL UNITED PARTNERS.

                  (a) A Person (other than the General Partners, the Special Limited Partner, the MLP or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Managing General Partner (i) evidence of acceptance in form satisfactory to the Managing General Partner of all of the terms and conditions of this Agreement, including the granting of the power of attorney granted in
Section 2.6 and (ii) such other documents or instruments as may be required in the discretion of the Managing General Partner to effect such Person's admission as an Additional Limited Partner.

                  (b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the Managing General Partner, which consent may be given or withheld in the Managing General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the Managing General Partner to such admission.

         10.5     AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.

         To effect the admission to the Partnership of any Partner, the Managing General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the Managing General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the Managing General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                   ARTICLE XI

                        WITHDRAWAL OR REMOVAL OF PARTNERS

11.1     WITHDRAWAL OF THE GENERAL PARTNERS.

                  (a) The Managing General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

                  (i) the Managing General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

                  (ii) the Managing General Partner transfers all of its rights as Managing General Partner pursuant to Section 4.2;

                  (iii) the Managing General Partner is removed pursuant to
         Section 11.2;

                  (iv) the Managing General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Managing General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the Managing General Partner or of all or any substantial part of its properties;

                  (v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the Managing General Partner; or

                  (vi) (A) in the event the Managing General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the Managing General Partner, or 90 days expire after the date of notice to the Managing General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the Managing General Partner is a partnership, the dissolution and commencement of winding up of the Managing General Partner; (C) in the event the Managing General Partner is acting in such capacity by virtue of being a trustee of the trust, the termination of the trust; (D) in the event the Managing General Partner is a natural person, his death or adjudication of incompetency;
         (E) and otherwise in the event of the termination of the Managing General Partner.

If an Event of Withdrawal specified In Section 11.1(a)(iv), (v) or (vi)(A), (B),
(C) or (E) occurs, the withdrawing Managing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the Managing General- Partner from the Partnership.

                  (b) Withdrawal of the Managing General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time prior to July 1, 2006, the Managing General Partner voluntarily withdraws by giving at least 90 days advance notice of its intention to withdraw to the Limited Partners, provided, that prior to the effective date of such withdrawal the Managing General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor Managing General Partner) would not result in the loss of the limited liability of any Limited Partner or any limited partner of any Group Member or cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time after June 30, 2006, the Managing General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or (iii) at any time that the Managing General Partner ceases to be the Managing General Partner pursuant to Section 11.1(a)(ii) or (iii). If the Managing General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i) a majority in interest of the Class A Limited Partners may, prior to the effective date of such withdrawal or removal, elect a Successor Managing General Partner. If, prior to the effective date of the Managing General Partner's withdrawal, a successor is not selected by the Class A Limited Partners as provided herein (or, if applicable, the Partnership does not receive a Withdrawal Opinion of Counsel), the Partnership shall be dissolved in accordance with Section 12.1. Any successor Managing General Partner elected In accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3).

         11.2     REMOVAL OF THE MANAGING GENERAL PARTNER.

         The Managing General Partner may be removed if such removal is approved by the Class A Limited Partners holding 66 2/3% of the Class A Limited Partner Partner Interests (including the Partner Interests held by the General Partners and their Affiliates). Any such action by such Class A Limited Partners for removal of the Managing General Partner must also provide for the election of a successor General Partner by the Class A Limited Partners holding at least a majority of the Partner Interests (including the Partner Interests held by the General Partners and their Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to
Section 10.3. The removal of the Managing General Partner shall also automatically constitute the removal or the Managing General Partner as general partner of the other Group Members. If a Person `is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become the successor general partner of the other Group Members. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

         11.3     INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER.

                  (a) The Partner Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or 11.2 shall be purchased by the successor to the Departing Partner for cash in an amount equal to the fair market value of such Departing Partner's Partner Interest, such amount to be determined and payable as of the effective date of its departure. Such purchase shall be a condition to the admission to the Partnership of the successor as a General Partner. Any successor General Partner shall Indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

         For purposes of this Section 11.3(a), the fair market value of the Departing Partners' Partner Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Departing Partner's Partner Interest.

                  (b) The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing Partner for the benefit of the Partnership.

                  (c) Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

         11.4     WITHDRAWAL OF THE LIMITED PARTNER.

         Except as provided in Section 4.5, no Limited Partner shall have the right to withdraw from the Partnership without the prior written consent of the Managing General Partner, which may be granted or withheld in its sole discretion.

                                  ARTICLE XII

                           DISSOLUTION AND LIQUIDATION

         12.1     DISSOLUTION.

         The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a Successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the Managing General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor Managing General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

                  (a) the expiration of its term as provided in Section 2.7,

                  (b) an Event of Withdrawal of the Managing General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3);

                  (c) an election to dissolve the Partnership by the Managing General Partner that is approved by all of the Class A Limited Partners;

                  (d) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act, or

                  (e) the sale of all or substantially all of the assets and properties of the Partnership Group.

         12.2     CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER
DISSOLUTION.

         Upon dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the Managing General Partner as provided in Section 11.1(a)(i) or (iii) and following a failure of the Class A Limited Partners to appoint a successor Managing General Partner as provided in Section
11.1 or 11.2, then within 90 days thereafter, all of the Class A Limited Partners may elect to reconstitute the Partnership and continue its business on the terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a Managing General Partner a Person approved by the majority of the Class A Limited Partners. Upon any such election by the Class A Limited Partners, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs of such an election is so made, then:

                  (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this Article XII;

                  (ii) if the successor General Partner is not the former Managing General Partner, then the interest of the former Managing General Partner shall be purchased by the successor General Partner; and

                  (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the Managing General Partner pursuant to Section 2.6; provided, that the right to approve a successor General Partner and to reconstitute and to continue the business or the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of the Limited Partners and (y) neither the Partnership, the reconstituted limited partnership nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

         12.3     LIQUIDATOR.

         Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12,2, the Managing General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Managing General Partner) shall be entitled to receive such compensation (or its services as may be approved by the Class A Limited Partners. The Liquidator (if other than the Managing General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a majority in interest of the Class A Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a majority in interest of the Class A Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual or otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and Functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

         12.4     LIQUIDATION.

         The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

                  (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree, if any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation of the Partnership's assets for a reasonable time if it determines that an immediate sale of all or part of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

                  (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI, with respect to any liability that is contingent or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

                  (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation,
Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

         12.5     CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP.

         Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         12.6     RETURN OF CAPITAL CONTRIBUTIONS.

         Except as provided in Section 12.8, the General Partners shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of any Limited Partner, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

         12.7     WAIVER OF PARTITION.

         To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

         12.8     CAPITAL ACCOUNT RESTORATION.

         No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The Managing General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

                                  ARTICLE XIII

                       AMENDMENT OF PARTNERSHIP AGREEMENT

         13.1     AMENDMENT PROCEDURE.

         Each Partner agrees that the Managing General Partner may amend any provision of this Agreement and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith. Unless such amendment is expressly permitted under this Agreement to be made by the Managing General Partner acting alone, any such amendment, to be effective, shall require the approval of a majority in interest of the Class A Limited Partners. Other than as set forth in Section 13.2, no consent or approval of the Special Limited Partner shall be required in connection with any such amendment.

         13.2     LIMITATION.

         Other than as set forth in the next sentence, notwithstanding any other provision of this Agreement to the contrary, the Special Limited Partner shall have no voting or approval rights with respect to any matter, including the matters covered by Articles XI, XII, XIII and XV hereof Notwithstanding any provision of this Agreement to the contrary, without the approval of the Special Limited Partner no amendment of this Agreement shall (a) adversely affect the tax deferral for the benefit of the Special Limited Partner sought to be accomplished by the Debt Indemnity or (b) materially adversely affect the non-voting, economic value of the Special Limited Partner's Partner Interest.

                                  ARTICLE XIV

                                     MERGER

         14.1     AUTHORITY.

         The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

         14.2     PROCEDURE FOR MERGER OR CONSOLIDATION.

         Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the Managing General Partner. If the Managing General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the Managing General Partner shall approve the Merger Agreement, which shall set forth:

                  (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

                  (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

                  (c) The terms and conditions of the proposed merger or consolidation;

                  (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, and (i) if any general or limited partner interests. securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

                  (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

                  (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

                  (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Managing General Partner.

         14.3     APPROVAL BY CLASS A LIMITED PARTNERS OF MERGER OR
CONSOLIDATION.

                  (a) The Managing General Partner, upon its approval of the Merger Agreement, shall direct that a copy or a summary of the Merger Agreement be submitted to the Class A Limited Partners for their approval.

                  (b) The Merger Agreement shall be approved upon receiving the approval of a majority in interest of the Class A Limited Partners.

                  (c) After Such approval by the Class A Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section
14.4 the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         14.4     CERTIFICATE OF MERGER.

         Upon the required approval by the Managing General Partner and the Class A Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

         14.5     EFFECT OF MERGER.

                  (a) At the effective time of the certificate of merger:

                  (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

                  (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                  (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

                  (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

                  (b) A merger or consolidation effected pursuant to this
         Article XIV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV

                               GENERAL PROVISIONS

         15.1     ADDRESSES AND NOTICES.

         Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when received by it at the principal office of the Partnership referred to in Section 2.3.

         15.2     REFERENCES.

         Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         15.3     FURTHER ACTION.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         15.4     BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         15.5     INTEGRATION.

         This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

         Nothing in this Agreement shall be deemed to waive or modify the rights of any of the parties to the Purchase Agreement, to the extent therein provided, and any and all remedies or damages asserted with respect to such rights shall be governed solely by the Purchase Agreement.

         15.6     CREDITORS.

         None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         15.7     WAIVER.

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

         15.8     COUNTERPARTS.

         This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

         15.9     APPLICABLE LAW.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

         15.10    INVALIDITY OF PROVISIONS.

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 MANAGING GENERAL PARTNER:

                                 CP HOLDINGS, INC.


                                 By:
                                          -------------------------------------
                                 Name:
                                          -------------------------------------
                                 Title:
                                          -------------------------------------

                                 CLASS A LIMITED PARTNER:

                                 COLUMBIA PROPANE, L.P.


                                 By:
                                          -------------------------------------
                                 Name:
                                          -------------------------------------
                                 Title:
                                          -------------------------------------

                                 SPECIAL LIMITED PARTNER:

                                 NATIONAL PROPANE CORPORATION


                                 By:
                                          -------------------------------------
                                 Name:
                                          -------------------------------------
                                 Title:
                                          -------------------------------------

                                   SCHEDULE A

                                             Committed        Percentage
             Name of Owner                    Capital          Interest
             -------------                    -------          --------
MLP                                         $68,600,000          98.0
Managing General Partner                    $   700,000           1.0
Special Limited Partner                     $   700,000           1.0
                                                               ------
                                                               100.00




                                      -51-